Exhibit 23.2
                       CONSENT OF HALLETT & PERRIN, P.C.


         We hereby consent to the filing of our opinion dated July 12, 2002 with the Securities and Exchange Commission as an exhibit to this Registration Statement and to the reference to us under the caption "Selling Security Holders", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Legal Matters", and "Recent Sales of Unregistered Securities" in the prospectus forming part of this Registration Statement.


                                     Very truly yours,

                                     /s/ Hallett & Perrin, P.C.
                                     -------------------------
                                     Hallett & Perrin, P.C.